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                                                            Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-78586 of Value City Department Stores, Inc. on Form S-8 of our report dated June 16, 2003, appearing in this Annual Report on Form 11-K of The Profit Sharing and 401(k) Plan for the year ended December 31, 2002.


/s/  Deloitte & Touche LLP


Columbus, Ohio
June 30, 2003